UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2020

GENERAL CANNABIS CORP

 (Exact Name of Registrant as Specified in Charter)

Colorado	000-54457	90-1072649
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6565 E. Evans Avenue Denver, Colorado	80224
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 759-1300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[_]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 24, 2020, Michael Feinsod resigned as Executive Chairman of the Board of Directors (the “Board”) of General Cannabis Corp. (the “Company”) under his Employment Agreement with the Company dated December 8, 2017 (the “Employment Agreement”).  In his resignation letter, Mr. Feinsod stated that he is resigning with “Good Reason” because “…there has been active and material interfering with [his] ability to perform [his] duties and which has prevented [him] from performing the duties required to perform and discharge [his] obligations to the Company and its underlying shareholders of an executive character typically associated with the position of an executive chairman of a company and of which the Board of Directors has delegated or assigned to [him].”  The Board and the Company disagree with Mr. Feinsod’s statements, and with his conclusion that his resignation was for “Good Reason” under the Employment Agreement.  However, the Company accepts his voluntary resignation with immediate effect.  Mr. Feinsod’s notice of resignation further states that Mr. Feinsod will remain Chairman of the Board.  The Board and the Company do not disagree with this statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: June 25, 2020

GENERAL CANNABIS CORP

By:	/s/ Steve Gutterman
Name:	Steve Gutterman
Title:	Chief Executive Officer